Exhibit 99.1

EXECUTION COPY

JOINT VENTURE INTEREST PURCHASE AGREEMENT

between

BARRA POSIT INC.,

as Seller,

MORGAN STANLEY CAPITAL
INTERNATIONAL INC.,

ITG CAPITAL, INC.,

as Buyer,

INVESTMENT TECHNOLOGY GROUP, INC.

and

ITG SOFTWARE SOLUTIONS, INC.

December 15, 2004

Table of Contents

1.	DEFINITIONS
Acceleration Event
Acceleration Event Payment Date
Acceleration Payment
Acceleration Payment Calculation Certificate
Adjusted Quarter
Affiliate
Assumed Earn-Out Payment
Breach
Business
Business Revenues
Buyer
Buyer Group
Buyer Indemnified Persons
Calculation Certificate
Change of Control
Change of Control Date
Closing
Closing Date
Closing Purchase Price
Consent
Contemplated Transactions
Contract
Damages
Default Interest
Earn-Out Payment
Earn-Out Payment Due Date
Encumbrance
End Date
Equity Securities
Exchange Act
GAAP
Governmental Authorization
Governmental Body
HSR Act
Independent Accounting Firm
Initial Press Release
ITG Software
Joint Venture
JV Agreement
Knowledge
Legal Requirement
MSCI
Mutual Nondisclosure Agreement
NASD
Option Exercise Date

i

Order
Organizational Documents
Parent
Person
POSIT
Proceeding
Property
Revised Calculation Certificate
SEC
Seller
Seller Indemnified Persons
Seller JV Interests
Seller Owned Joint Venture Property
Software Development Agreement
Standard Terms and Conditions
Threatened
Treasury Rate
TriAct

2.	SALE AND TRANSFER OF SELLER JV INTERESTS
	2.1	Sale of Seller JV Interests
	2.2	Purchase Price
	2.3	Closing
	2.4	Closing Obligations
	2.5	Consent by ITG Software to Transfer of Seller JV Interests; Effect of Closing on JV Agreement
	2.6	Termination of Certain Agreements at Closing
	2.7	Tax Election
	2.8	Certain Employee Matters

3.	PAYMENT OF EARN-OUT TO SELLER
	3.1	Quarterly Earn-Out Payments
	3.2	Acceleration of Earn-Out Payments

4.	REPRESENTATIONS AND WARRANTIES OF SELLER AND MSCI
	4.1	Organization and Good Standing
	4.2	Authority; No Conflict
	4.3	Title to Seller JV Interests; Encumbrances
	4.4	Legal Proceedings; Orders
	4.5	Brokers or Finders

5.	REPRESENTATIONS AND WARRANTIES OF BUYER, PARENT AND ITG SOFTWARE
	5.1	Organization and Good Standing
	5.2	Authority; No Conflict
	5.3	Certain Proceedings
	5.4	Brokers or Finders
	5.5	Financing

6.	COVENANTS OF SELLER AND MSCI PRIOR TO CLOSING DATE
	6.1	Transfer of Assets to Joint Venture
	6.2	Negative Covenant
	6.3	Required Approvals
	6.4	Notification
	6.5	No Solicitation
	6.6	Commercially Reasonable Efforts

7.	COVENANTS OF BUYER, PARENT AND ITG SOFTWARE PRIOR TO CLOSING DATE AND COVENANT RELATING TO CERTAIN PAYMENTS
	7.1	Approvals of Governmental Bodies
	7.2	Negative Covenant
	7.3	Use of Barra Name
	7.4	Notification
	7.5	Commercially Reasonable Efforts
	7.6	Covenant of Parent to Make Certain Payments

8.	CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
	8.1	Accuracy of Representations
	8.2	Seller’s and MSCI’s Performance
	8.3	Consents
	8.4	Additional Documents
	8.5	No Injunction

9.	CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
	9.1	Accuracy of Representations
	9.2	Buyer’s Performance
	9.3	Consents
	9.4	Additional Documents
	9.5	No Injunction

10.	TERMINATION
	10.1	Termination Events
	10.2	Effect of Termination

11.	INDEMNIFICATION; REMEDIES
	11.1	Survival
	11.2	Indemnification and Payment of Damages by Seller and MSCI
	11.3	Indemnification and Payment of Damages by Buyer, Parent and ITG Software
	11.4	Procedure for Indemnification
	11.5	Limitations on Indemnification

12.	GENERAL PROVISIONS
	12.1	Expenses
	12.2	Public Announcements
	12.3	Confidentiality
	12.4	Notices
	12.5	Jurisdiction; Service of Process
	12.6	WAIVER OF JURY TRIAL
	12.7	Further Assurances

12.8	Waiver
12.9	Entire Agreement and Modification
12.10	Assignments, Successors, and No Third-Party Rights
12.11	Severability
12.12	Section Headings; Construction
12.13	Governing Law
12.14	Counterparts

ANNEXES

ANNEX A	Assignment of Seller JV Interests

SCHEDULES

SCHEDULE 2.4	Wiring Instructions
SCHEDULE 2.6	Contracts Relating to Joint Venture to Remain Outstanding
SCHEDULE 6.1	Property to be Transferred to the Joint Venture

Joint Venture Interest Purchase Agreement

This Joint Venture Interest Purchase Agreement (“Agreement”) is made as of December 15, 2004, by and among ITG Capital, Inc., a Delaware corporation (“Buyer”), BARRA POSIT Inc., a Delaware corporation (“Seller”), Morgan Stanley Capital International Inc., a Delaware corporation (“MSCI”), Investment Technology Group, Inc., a Delaware corporation (“Parent”), and ITG Software Solutions, Inc., a Delaware corporation (“ITG Software”).

RECITALS

ITG Software and Seller are parties to that certain Joint Venture Agreement, dated as of October 1, 1987 (as amended prior to the date hereof and as may be amended at any time prior to the Closing Date in accordance with the terms thereof, the “JV Agreement”) relating to POSIT, a limited purpose partnership joint venture under California law (the “Joint Venture”).

Seller desires to sell, and Buyer desires to purchase, the Seller JV Interests (as defined below), for the consideration and on the terms set forth in this Agreement.

ITG Software desires to consent to the transfer of the Seller JV Interests to Buyer and in connection therewith the parties wish to make certain other agreements as set forth herein.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.                                      DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Acceleration Event” — as defined in Section 3.2.

“Acceleration Event Payment Date” — as defined in Section 3.2.

“Acceleration Payment” — as defined in Section 3.2.

“Acceleration Payment Calculation Certificate” — as defined in Section 3.2.

“Adjusted Quarter” — as defined in Section 3.1.

“Affiliate” — with respect to any Person, any Person which controls, is controlled by or is under common control with the specified Person.

“Assumed Earn-Out Payment” — as defined in Section 3.2.

“Breach” — a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any other instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or material breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

“Business” — the development, marketing and licensing of any computerized mechanism which provides for order entry and matching of portfolios of Equity Securities including, without limitation, POSIT and TriAct and any successor mechanism thereto.

“Business Revenues” — for any fiscal quarter of Parent, the amount of Parent’s consolidated world-wide revenue, determined in accordance with GAAP, which is derived from the Business.

“Buyer” — as defined in the first paragraph of this Agreement.

“Buyer Group” — as defined in Section 7.3.

“Buyer Indemnified Persons” — as defined in Section 11.1.

“Calculation Certificate” — as defined in Section 3.1.

“Change of Control” — the occurrence of any of the following events:

(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (A) shares of capital stock of Parent having at least 40% of the power under ordinary circumstances to vote on general matters subject to a vote by the stockholders of Parent or (B) all or substantially all of the assets of Parent; or

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of Parent, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or

(iii)          the consolidation, merger or other business combination of Parent with any other Person other than any transaction pursuant to which holders of shares of capital stock of Parent having at least 60% of the power under ordinary circumstances to vote on general matters subject to a vote by the stockholders of Parent immediately prior to such transaction have at least 60% of the power under ordinary circumstances to vote on general matters subject to a vote by holders of shares of capital stock of the continuing or surviving Person immediately after giving effect to such transaction; or

(iv)          Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution.

“Change of Control Date” — as defined in Section 3.2.

“Closing” — as defined in Section 2.3.

“Closing Date” — the date and time as of which the Closing actually takes place.

“Closing Purchase Price” — as defined in Section 2.2.

“Consent” — any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transactions” — all of the transactions contemplated by this Agreement, including:

(a)           the sale of the Seller JV Interests by Seller to Buyer;

(b)           the performance, in all material respects, by Buyer, Seller, Parent, MSCI and ITG Software of their respective covenants, agreements and obligations under this Agreement;

(c)           Buyer’s acquisition and ownership of the Seller JV Interests; and

(d)           the termination of each of the agreements contemplated by Section 2.6.

“Contract” — any written agreement, contract, obligation, promise, or undertaking that is legally binding.

“Damages” — as defined in Section 11.1.

“Default Interest” — as defined in Section 3.1.

“Earn-Out Payment” — as defined in Section 3.1.

“Earn-Out Payment Due Date” — as defined in Section 3.1.

“Encumbrance” — any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, in each case, other than pursuant to this Agreement.

“End Date” — as defined in Section 3.1.

“Equity Securities”  — with respect to any country, (i) common stock, preferred stock and units or shares of beneficial interest of closed-end mutual funds, limited partnerships and real estate investment trusts, in each case, which are listed on a regulated securities exchange or quoted on a nationally recognized automated quotation system in such country and (ii) other securities listed for trading by a regulated stock exchange or quoted on a nationally recognized automated quotation system in such country for which TriAct or POSIT is enhanced to support.

“Exchange Act” — as defined in Section 5.2.

“GAAP” — those generally accepted United States accounting principles as may be in effect from time to time, applied on a consistent basis.

“Governmental Authorization” — any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” — any:

(a)           nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)           federal, state, local, municipal, foreign, or other government;

(c)           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)           multi-national organization or body; or

(e)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“HSR Act” — the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Independent Accounting Firm” — Ernst & Young, LLP, or such other nationally recognized firm of accountants as may be agreed to by Buyer and Seller.

“Initial Press Release” — as defined in Section 12.2.

“ITG Software” —as defined in the first paragraph of this Agreement.

“Joint Venture” —as defined in the first recital to this Agreement.

“JV Agreement” —as defined in the first recital to this Agreement.

“Knowledge” — a Person will be deemed to have “Knowledge” of a particular fact or other matter if such Person or such Person’s directors or executive officers (or any individual serving in any similar capacity) is actually aware of such fact or other matter after reasonable inquiry.

“Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“MSCI” — as defined in the first paragraph of this Agreement.

“Mutual Nondisclosure Agreement” — the Mutual Nondisclosure Agreement dated as of December 14, 2004, among Parent, MSCI and Barra, Inc.

“NASD — as defined in Section 5.2.

“Option Exercise Date” — as defined in Section 3.2.

“Order” — any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” — (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

“Parent” — as defined in the first paragraph of this Agreement.

“Person” — any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“POSIT” — the anonymous electronic sessional crossing of Equity Securities.

“Proceeding” — any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Property” — any rights with respect to any assets or properties (whether real or personal) of any nature whatsoever.

“Revised Calculation Certificate — as defined in Section 3.1.

“SEC — as defined in Section 5.2.

“Seller” — as defined in the first paragraph of this Agreement.

“Seller Indemnified Persons” — as defined in Section 11.2.

“Seller JV Interests” — as defined in Section 2.1.

“Seller Owned Joint Venture Property” — as defined in Section 6.1.

“Software Development Agreement” — as defined in Section 7.6.

“Standard Terms and Conditions” — as defined in Section 7.6.

“Threatened” — a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made in writing or any written notice has been given.

“Treasury Rate” — as defined in Section 3.2.

“TriAct” — the anonymous electronic continuous crossing of Equity Securities.

2.                                      SALE AND TRANSFER OF SELLER JV INTERESTS

2.1                               Sale of Seller JV Interests

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer all right, title and interest of Seller in, to and under the JV Agreement which are reflected as owned by Seller under the terms of the JV Agreement (the “Seller JV Interests”) to Buyer, and Buyer will purchase the Seller JV Interests from Seller.

2.2                               Purchase Price

The purchase price for the Seller JV Interests will be $90,000,000 in cash (the “Closing Purchase Price”) plus the amounts payable to Seller by Parent, on behalf of Buyer, pursuant to Section 3 hereof.

2.3                               Closing

The purchase and sale (the “Closing”) provided for in this Agreement will take place at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 a.m. (New York City time) on the date that is two (2) business days following the termination of the applicable waiting period under the HSR Act, or at such other time and place as the parties may agree.  Subject to the provisions of Section 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4                               Closing Obligations

At the Closing:

(a)           Seller will deliver to Buyer:

(i)                                     an assignment of the Seller JV Interests to Buyer in the form of Annex A hereto; and

(ii)                                  a certificate executed by Seller representing and warranting to Buyer, Parent and ITG Software that each of Seller’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, and that Seller has performed in all material respects all covenants required to be performed by Seller prior to the Closing;

(b)           Buyer will deliver, and Parent will cause Buyer to deliver, to Seller and MSCI:

(i)                                     the Closing Purchase Price by wire transfer of immediately available funds to the account set forth on Schedule 2.4 (or such other account as specified by Seller at least two (2) business days prior to such payment); and

(ii)                                  a certificate executed by Buyer representing and warranting to Seller and MSCI that each of Buyer’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, and that Buyer has performed in all material respects all covenants required to be performed by Buyer prior to the Closing;

(c)           ITG Software will deliver, and Parent will cause ITG Software to deliver, to Seller and MSCI a certificate executed by ITG Software representing and warranting to Seller and MSCI that each of ITG Software’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, and that ITG Software has performed in all material respects all covenants required to be performed by ITG Software prior to the Closing;

(d)           Parent will deliver to Seller and MSCI a certificate executed by Parent representing and warranting to Seller and MSCI that each of Parent’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, and that Parent has performed in all material respects all covenants required to be performed by Parent prior to the Closing; and

(e)           MSCI will deliver to Buyer, Parent and ITG Software, a certificate executed by MSCI representing and warranting to Buyer, Parent and ITG Software that that each of MSCI’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, and that MSCI has performed in all material respects all covenants required to be performed by MSCI prior to the Closing.

2.5                               Consent by ITG Software to Transfer of Seller JV Interests; Effect of Closing on JV Agreement

ITG Software hereby consents, pursuant to Section 14 of the JV Agreement, to the transfer of the Seller JV Interests from Seller to Buyer as contemplated by this Agreement.  For the avoidance of doubt, each of the parties hereto agrees that the JV Agreement shall not be deemed to have been terminated (pursuant to Section 17 of the JV Agreement or otherwise) as a result of the Closing but that from and after the Closing, Buyer and ITG Software shall be the only parties with any rights or obligations under the JV Agreement and all of Seller’s rights and obligations with respect to the Joint Venture and the JV Agreement shall be as set forth in this Agreement, and Seller shall have no further obligations under the JV Agreement.

2.6                               Termination of Certain Agreements at Closing

Parent, ITG Software, MSCI and Seller each agree that to the extent any of them or any of their respective subsidiaries is a party to any Contract exclusively relating to the Joint Venture between MSCI or any of its subsidiaries, on the one hand, and Parent, any of its subsidiaries or the Joint Venture, on the other hand, other than any such Contract listed on Schedule 2.6, such Contract will be terminated effective as of the Closing without any further liability of any party thereunder, in each case, other than any indemnity provisions contained therein which shall survive any such termination in accordance with their terms.  In furtherance of the foregoing, each party hereto agrees that following the Closing, it will take any action as may be reasonably requested by any other party hereto in order to effectuate the foregoing covenant.  In addition, on or prior to Closing, Parent or ITG Software agree to enter into a new license agreement with Barra, Inc. (which will replace the existing licensing agreement between the Barra, Inc. and the Joint Venture which commenced on August 1, 2001) with respect to the use by Parent, ITG Software and/or the Joint Venture, as relevant, of certain Barra Risk Models in connection with the operation by any of them of POSIT, and MSCI will cause Barra, Inc. to waive any fees payable to Barra, Inc. under such license agreement during each calendar year until the calendar year ending on December 31, 2014; provided that, such waiver will be effective in any such year only to the extent that the aggregate Earn-Out Payments received by Seller during such year exceed $250,000.  To the extent that the fee waiver set forth in the immediately preceding sentence does not apply for any period, MSCI agrees to cause Barra, Inc. to make available the Barra Risk Models to Parent, ITG Software and/or the Joint Venture, as relevant, for use in connection with the operation by any of them of POSIT pursuant to a licensing agreement containing Barra, Inc.’s standard terms and conditions (the “Standard Terms and Conditions”) and for an annual fee equal to the then-prevailing fee rates charged by Barra, Inc. for such Barra Risk Models, which licensing agreement may be terminable by Barra, Inc. if (i) Parent or any of its subsidiaries cease to operate POSIT or (ii) Barra, Inc. has reason to believe, in its sole good faith judgment, that Parent, ITG Software and/or the Joint Venture has breached any of the Standard Terms and Conditions.

2.7                               Tax Election

The parties agree that they shall cause an election under Section 754 of the Internal Revenue Code of 1986 to be in effect with respect to the Joint Venture for its taxable year ending December 31, 2005.

2.8                               Certain Employee Matters

Notwithstanding Section 7 of the Mutual Nondisclosure Agreement, MSCI and Seller agree that Buyer, Parent and ITG Software may solicit any employee of MSCI, Seller or any of their Affiliates as may be reasonably agreed in writing between MSCI and Parent, and that if any such employee elects to become an employee of Buyer, ITG Software or Parent, MSCI and Seller shall use commercially reasonable efforts to cooperate with Parent and ITG Software in providing information concerning, and executing any documentation reasonably necessary relating to the transfer of, such employee (it being understood that Buyer, Parent and ITG Software shall be under no obligation to extend an offer of employment to any such employee and that the terms of any such offer shall be as determined by Buyer, Parent and ITG Software in their sole discretion).  For the sake of clarity, should this Agreement be terminated or should Closing not occur, the parties agree that the foregoing sentence shall be of no further force and effect and that none of Buyer, Parent, ITG Software or any of their Affiliates shall hire any employee of

MSCI, Seller or any of their Affiliates that was solicited prior thereto pursuant to the foregoing sentence without the prior written consent of MSCI.

3.                                      PAYMENT OF EARN-OUT TO SELLER

3.1                               Quarterly Earn-Out Payments

(a)           As further consideration for the purchase of the Seller JV Interests, subject to Section 3.2 below, Parent hereby agrees to make, on behalf of Buyer, a cash payment (each such payment an “Earn-Out Payment”) to Seller equal to 1.25% of the Business Revenues for each fiscal quarter or portion thereof of Parent (determined, in the case of any period which is less than an entire fiscal quarter, by multiplying (i) Business Revenues of Parent for the entire fiscal quarter during which such period occurs by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is the number of days in such fiscal quarter) ending on or prior to the tenth anniversary of the Closing Date (such date, the “End Date”), which Earn-Out Payment shall be calculated in good faith and payable quarterly in arrears.  Parent shall make, on behalf of Buyer, each Earn-Out Payment for the immediately preceding fiscal quarter (and if the End Date, is not a fiscal quarter end, the Earn-Out Payment for the partial fiscal quarter ending on the End Date) within sixty (60) days after the end of such fiscal quarter (or, where applicable, within sixty (60) days of the End Date) (the last day of any such sixty (60)-day period, an “Earn-Out Payment Due Date”) by wire transfer of immediately available funds to the account set forth on Schedule 2.4 (or such other account as specified by Seller at least two (2) business days prior to such payment).  Any amount of Earn-Out Payment not paid by the Earn-Out Payment Due Date shall accrue interest (“Default Interest”) commencing on the day after such due date at a rate equal to 12% per annum until such amount is paid (it being understood that Default Interest shall not accrue on any amount subject to a good faith dispute which is paid in accordance with Section 3.1(b) or any amount paid by Parent, on behalf of Buyer, pursuant to Section 3.1(c)).  Within sixty (60) days after the end of each fiscal year of Parent, Parent shall deliver to Seller and MSCI a signed certificate (a “Calculation Certificate”) of a financial officer of Parent containing a reasonably detailed calculation of the Earn-Out Payments made in respect of each fiscal quarter (or portion thereof) during such fiscal year.

(b)           Seller may dispute the calculation of any Earn-Out Payment(s) made during any fiscal year by delivering a written notice to Parent within thirty (30) days after receiving the Calculation Certificate, which notice shall specify in reasonable detail the basis for the dispute.  In connection with any such dispute, Parent shall, and shall cause its Affiliates to, provide to Seller and its accountants reasonable access to its and its Affiliates’ accounts, books, records and work papers with respect to the disputed Earn-Out Payment(s).  If the parties are unable to resolve the dispute within thirty (30) days after delivery of such notice, the matter shall be submitted for resolution by the Independent Accounting Firm which shall, within thirty (30) days after submission, determine and report to the parties upon the disputed items, and such report shall be final, binding and conclusive on the parties hereto.  All costs and expenses of the Independent Accounting Firm shall be allocated between Parent, on behalf of Buyer, and Seller in the same proportion that the aggregate dollar amount of the items unsuccessfully disputed by each party bears to the total dollar amount of the items disputed under such notice.  Any additional amount payable to

Seller pursuant to this Section 3.1(b) shall be paid within five (5) business days following the resolution of the dispute.

(c)           Notwithstanding the foregoing, should there be any change in the Business Revenues for any fiscal quarter of Parent (such quarter, an “Adjusted Quarter”) made after the Earn-Out Payment in respect of such quarter has been made, an amount equal to the difference between the Earn-Out Payment calculated based on such revised Business Revenues and the Earn-Out Payment made based upon the Business Revenues prior to such revision shall be added to or set off against, as appropriate, the Earn-Out Payment to be paid on the next Earn-Out Payment Due Date.  In addition, to the extent any Adjusted Quarter falls in a prior fiscal year(s) for which a Calculation Certificate has already been delivered, Parent shall deliver a revised Calculation Certificate (a “Revised Calculation Certificate”) pertaining to such prior fiscal year(s).  For the avoidance of doubt, Seller shall have the right to dispute the calculations set forth in any Revised Calculation Certificate pursuant to the procedures set forth in Section 3.1(b) above.

3.2                               Acceleration of Earn-Out Payments

Notwithstanding Section 3.1, in the event that (i) a Change of Control is reasonably likely to occur (the date of the occurrence of such Change of Control, a “Change of Control Date”) or (ii) Parent gives at least ninety (90) days’ prior written notice to MSCI and Seller electing to exercise its option to accelerate any remaining Earn-Out Payments to be made by Parent on behalf of Buyer as contemplated by this Section 3.2, which option shall be exercisable at any time following the Closing Date (each such date, an “Option Exercise Date”), in lieu of making, on behalf of Buyer, any Earn-Out Payment for any fiscal quarter ending after a Change of Control Date or an Option Exercise Date (each an “Acceleration Event Date”), as relevant, Parent shall instead, on or before the relevant Acceleration Event Date, make, on behalf of Buyer, a cash payment to Seller equal to the Make Whole Amount (as defined below) plus any prior owed but unpaid Earn-Out Payments and any Default Interest thereon (the aggregate of such payment, an “Acceleration Payment”).  Concurrently with the making of an Acceleration Payment, Parent shall deliver to Seller and MSCI a signed certificate (an “Acceleration Payment Calculation Certificate”) of a financial officer of Parent containing a reasonably detailed calculation of the Acceleration Payment (including a calculation of the Make Whole Amount).  Seller shall have the right to dispute the calculations set forth in any Acceleration Payment Calculation Certificate pursuant to the procedures set forth in Section 3.1(b).

For purposes of the foregoing:

“Make Whole Amount” means the present value, measured as of the Acceleration Event Date, of the sum of the Assumed Earn-Out Payments (as defined below), which payments shall be assumed to have been made on each Earn-Out Payment Due Date relating to each fiscal quarter of Parent ending after the Acceleration Event Date until the End Date (and, if the End Date is not a fiscal quarter end, the partial fiscal quarter ending on the End Date), computed on an annual basis using a discount rate equal to the Treasury Rate as of the Acceleration Event Date, plus 50 basis points.

“Treasury Rate” means, with respect to any Acceleration Event Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two (2) business days prior to such Acceleration Event Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Acceleration Event Date to the End Date; provided, however, that if the period from such Acceleration Event Date to the End Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Acceleration Event Date to the End Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Assumed Earn-Out Payment” means an amount equal to the product of (i) 1.25% multiplied by (ii) the Business Revenues for the most recently ended eight (8) fiscal quarter period of Parent (such period, the “Measurement Period”) ending prior to the Acceleration Event Date divided by (iii) eight (8); provided, that in determining the Assumed Earn-Out Payment in respect of any period that is less than a full fiscal quarter, the amount determined in accordance with the foregoing, shall be multiplied by a fraction, the numerator of which is the number of days in such period and the denominator of which is the number of days in the applicable fiscal quarter.

4.                                      REPRESENTATIONS AND WARRANTIES OF SELLER AND MSCI

Seller and MSCI, jointly and severally, represent and warrant to Buyer, Parent and ITG Software as follows:

4.1                               Organization and Good Standing

Each of MSCI and Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to enter into this Agreement and to perform its respective obligations with respect to the Contemplated Transactions.

4.2                               Authority; No Conflict

(a)           This Agreement has been duly authorized, executed and delivered by each of Seller and MSCI and, assuming the due authorization, execution and delivery of this Agreement by Buyer, Parent and ITG Software, constitutes the legal, valid, and binding obligation of each of Seller and MSCI, enforceable against each of Seller and MSCI in accordance with its terms.

(b)           Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Seller, MSCI or any of MSCI’s other subsidiaries, or (B) any resolution adopted by the board of directors or the stockholders of Seller, MSCI or any of MSCI’s other subsidiaries;

(ii)           contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, MSCI or any of MSCI’s other subsidiaries, or any of their assets, may be subject; or

(iii)          result in the imposition or creation of any Encumbrance upon or with respect to the Seller JV Interests; or

(iv)          contravene or conflict with any Contract to which Seller, MSCI or any of MSCI’s other subsidiaries is party or by which any of their assets is bound.

(c)           Except for a filing under the HSR Act and except as required pursuant to the JV Agreement, Seller, MSCI and MSCI’s other subsidiaries will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3                               Title to Seller JV Interests; Encumbrances

Seller owns all of the Seller JV Interests free and clear of all Encumbrances.

4.4                               Legal Proceedings; Orders

(a)           To the Knowledge of each of Seller and MSCI as of the date of this Agreement, (1) there is no pending Proceeding that has been commenced against Seller, MSCI or any of MSCI’s other subsidiaries by any Governmental Body or any other Person that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, (2) no such Proceeding has been Threatened, and (3) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(b)           There is no Order to which the Seller JV Interests are subject and none of Seller, MSCI or any of MSCI’s subsidiaries is subject to any Order that relates to the Seller JV Interests.

4.5                               Brokers or Finders

None of Seller, MSCI or any of MSCI’s other subsidiaries have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Contemplated Transactions for which Buyer, Parent or ITG Software may be liable.

5.                                      REPRESENTATIONS AND WARRANTIES OF BUYER, PARENT AND ITG SOFTWARE

Buyer, Parent and ITG Software, jointly and severally, represent and warrant to Seller and MSCI as follows:

5.1                               Organization and Good Standing

Each of Buyer, Parent and ITG Software is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and to perform its respective obligations with respect to the Contemplated Transactions.

5.2                               Authority; No Conflict

(a)           This Agreement and the Contemplated Transactions have been duly authorized by each of Buyer, Parent and ITG Software.  This Agreement has been validly executed by each of Buyer, Parent and ITG Software and, assuming the due authorization, execution and delivery of this Agreement by Seller and MSCI, constitutes the legal, valid, and binding obligation of each of Buyer, Parent and ITG Software, enforceable against Buyer, Parent and ITG Software in accordance with its terms.

(b)           Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer, Parent, ITG Software or any of Parent’s other subsidiaries, or (B) any resolution adopted by the board of directors or the stockholders of Buyer, Parent, ITG Software or any of Parent’s other subsidiaries;

(ii)           contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, Parent or ITG Software, or any of their assets, may be subject; or

(iii)          contravene or conflict with any Contract to which Buyer, Parent, ITG Software or any of Parent’s other subsidiaries is party or by which any of their assets is bound.

(c)           Except for (i) a filing under the HSR Act and (ii) filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to a reduction of net capital resulting from the Contemplated Transactions and any related Consent required by the Securities and Exchange Commission (“SEC”) and National Association of Securities Dealers, Inc. (“NASD”), none of Buyer, Parent, ITG Software or any of Parent’s other subsidiaries will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.3                               Certain Proceedings

To each of Buyer’s, Parent’s and ITG Software’s Knowledge as of the date of this Agreement, (1) there is no pending Proceeding that has been commenced against Buyer, Parent, ITG Software or any of Parent’s other subsidiaries by any Governmental Body or any other Person that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated

Transactions, (2) no such Proceeding has been Threatened, and (3) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

5.4                               BROKERS OR FINDERS

None of Buyer, Parent, ITG Software or any of Parent’s other subsidiaries has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Contemplated Transaction for which Seller or MSCI may be liable.

5.5                               FINANCING

Buyer has, or will have prior to Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Closing Purchase Price and related fees and expenses.

6.                                      COVENANTS OF SELLER AND MSCI PRIOR TO CLOSING DATE

6.1                               TRANSFER OF ASSETS TO JOINT VENTURE

On the Closing Date, Seller will use commercially reasonable efforts to cause ownership and title to any property listed on Schedule 6.1 (such property, together with any other property reasonably identified and agreed by the parties prior to Closing to be set forth on an amended Schedule 6.1, the “Seller Owned Joint Venture Property”) to be transferred to the Joint Venture and, prior to Closing, Seller shall use commercially reasonable efforts to obtain any required Consents necessary to transfer the Seller Owned Joint Venture Property to the Joint Venture; provided, that notwithstanding the foregoing, to the extent that the conveyance, transfer, assignment or delivery or attempted conveyance, transfer, assignment or delivery of any Seller Owned Joint Venture Property to the Joint Venture is prohibited by any applicable law or would require any Consent and such Consent shall not have been obtained prior to the Closing, this Agreement shall not require the conveyance, transfer, assignment or delivery, or an attempted conveyance, transfer, assignment or delivery, thereof, if any of the foregoing would constitute a breach of applicable law or the rights of any third party.  Following the Closing, the parties shall use their commercially reasonable efforts, and shall cooperate with each other, to obtain promptly such Consents; provided, however, that none of the parties hereto nor any of their respective Affiliates shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any Governmental Authority, which fees shall be shared equally by Seller and Buyer.  If such Consent for the conveyance, transfer, assignment or delivery of any such Seller Owned Joint Venture Property is obtained, Seller shall promptly convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned and delivered, such Seller Owned Joint Venture Property to the Joint Venture.  For the avoidance of doubt, all versions of any Source Code (as defined in the JV Agreement) with respect to POSIT in the possession of Seller and its Affiliates shall be delivered to Buyer on the Closing Date.

6.2                               NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, neither Seller nor MSCI will, without the prior consent of Parent, take any affirmative action, or fail to take any reasonable action within its control, which would be reasonably likely to result in a failure of any of the conditions set forth in Section 8 to be met.

6.3                               REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, MSCI and Seller will, and will cause their Affiliates to, make all filings required by applicable Legal Requirements to be made by them or their Affiliates in order to consummate the Contemplated Transactions (including all filings under the HSR Act).  Between the date of this Agreement and the Closing Date, MSCI and Seller will, and will cause their Affiliates to, (a) cooperate with Buyer, Parent and ITG Software with respect to all filings that Buyer, Parent or ITG Software elects to make or is required by applicable Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer, Parent, ITG Software and their Affiliates in obtaining all Consents reasonably required to be obtained by Buyer, Parent, ITG Software and their Affiliates in order to consummate the Contemplated Transactions (including taking all commercially reasonable actions requested by Parent to cause early termination of any applicable waiting period under the HSR Act).

6.4                               NOTIFICATION

Between the date of this Agreement and the Closing Date, Seller and MSCI will promptly notify Parent in writing of (i) any notice or other communication from any Person alleging that the consent of such Person is required in connection with the Contemplated Transactions, (ii) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions and (iii) any Proceedings that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.4.

6.5                               NO SOLICITATION

Until such time, if any, as this Agreement is terminated pursuant to Section 10, neither MSCI nor Seller nor any of their Affiliates will, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, any Person (other than Buyer and its Affiliates) relating to any transaction involving the sale of the Seller JV Interests.

6.6                               COMMERCIALLY REASONABLE EFFORTS

Between the date of this Agreement and the Closing Date, Seller and MSCI will each use its commercially reasonable efforts to cause the conditions in Sections 8 and 9 to be satisfied.

7.                                      COVENANTS OF BUYER, PARENT AND ITG SOFTWARE PRIOR TO CLOSING DATE AND COVENANT RELATING TO CERTAIN PAYMENTS

7.1                               APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, Buyer, Parent and ITG Software will, and will cause their Affiliates to, make all filings required by applicable Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act within

10 business days from the date of this Agreement and to promptly after the date of this Agreement make all required filings with the SEC and the NASD).  Between the date of this Agreement and the Closing Date, Buyer, Parent and ITG Software will, and will cause their Affiliates to, (a) cooperate with Seller and MSCI with respect to all filings that Seller or MSCI elects to make or is required by applicable Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Seller in obtaining all Consents reasonably required to be obtained by Seller, MSCI and their Affiliates in order to consummate the Contemplated Transactions (including taking all commercially reasonable actions requested by MSCI to cause early termination of any applicable waiting period under the HSR Act); provided, that this Agreement will not require Buyer, Parent or ITG Software or any of their Affiliates to dispose of or make any change in any portion of their businesses or to incur any other material burden to obtain a Governmental Authorization.

7.2                               NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, neither Buyer, Parent nor ITG Software will, without the prior consent of MSCI take any affirmative action, or fail to take any reasonable action within its control, which would be reasonably likely to result in a failure of any of the conditions set forth in Section 9 to be met.

7.3                               USE OF BARRA NAME

Buyer and ITG Software shall, within sixty (60) days after the Closing, cease and desist from using the “Barra” name and mark including on information, signage, stationary, software code, and other information of the Buyer, ITG Software, Parent, the Joint Venture or any of their Affiliates (collectively, the “Buyer Group”), as well as on the Internet and other electronic communications vehicles utilized by the Buyer Group; provided, that Buyer, ITG Software, Parent, the Joint Venture and their Affiliates may continue to use marketing materials in any of their possession prior to Closing for a period of one-hundred and twenty (120) days after Closing.  Nothing contained herein shall be construed to grant any license to the Buyer Group to use the “Barra” name or mark.

7.4                               NOTIFICATION

Between the date of this Agreement and the Closing Date, Buyer, Parent and ITG Software will promptly notify MSCI and Seller in writing of (i) any notice or other communication from any Person alleging that the consent of such Person is required in connection with the Contemplated Transactions, (ii) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions and (iii) any Proceedings that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.3.

7.5                               COMMERCIALLY REASONABLE EFFORTS

Between the date of this Agreement and the Closing Date, Buyer, Parent and ITG Software will use their commercially reasonable efforts to cause the conditions in Sections 8 and 9 to be satisfied.

7.6                               COVENANT OF PARENT TO MAKE CERTAIN PAYMENTS

Parent will, on behalf of its applicable subsidiaries, pay to Seller any outstanding and unpaid royalties or other distributions for the period from January 1, 2004 to the Closing Date which are owed by the Joint Venture to Seller pursuant to the JV Agreement as follows: (i) with respect to the year ending December 31, 2004, such payment shall be made no later than February 28, 2005 and (ii) with respect to the period from January 1, 2005 to the Closing Date, a payment shall be made no later than sixty (60) days following the Closing Date.  In addition, within thirty (30) after Closing, Seller, Parent and ITG Software shall agree on any software development amounts owing (“Software Development Costs”) from Parent or any of its Affiliates to Seller or any of its Affiliates pursuant to the Letter Agreement dated as of December 7, 1993 between Barra, Inc. and Parent (the “Software Development Agreement”) as of December 31, 2004 and Parent will, on behalf of its applicable subsidiaries, pay to Seller any such amounts not later than February 28, 2005.  Any payment required by this Section 7.6 shall be made by wire transfer of immediate available funds to the account set forth on Schedule 2.4 (or such other account as specified by Seller at least two (2) business days prior to such payment).  Concurrently with the making of any payment pursuant to this Section 7.6, Parent shall deliver to Seller a signed certificate of a financial officer of Parent containing a reasonably detailed calculation of the amount of such payment.  The procedures set forth in Section 3.1(b) shall be equally applicable to any payment pursuant to this Section 7.6.

8.                                      CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Seller JV Interests and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

8.1                               ACCURACY OF REPRESENTATIONS

Each of Seller’s and MSCI’s representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except that those representations and warranties which address matters only of a particular date need only be accurate in all material respects as of such date).

8.2                               SELLER’S AND MSCI’S PERFORMANCE

(a)           All of the covenants and obligations that Seller or MSCI is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

(b)           Each document required to be delivered pursuant to Section 2.4(a) and Section 2.4(e) must have been delivered.

8.3                               CONSENTS

The waiting period under the HSR Act shall have expired or been terminated and Parent and its subsidiaries shall have received any required Consents of the SEC and the NASD with respect to a reduction of net capital resulting from the Contemplated Transactions under the Exchange Act.

8.4                               ADDITIONAL DOCUMENTS

Seller and MSCI shall have delivered to Buyer, Parent and ITG Software such other documents as Parent may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller’s or MSCI’s representations and warranties, (ii) evidencing the performance by Seller and MSCI of, or the compliance by Seller and MSCI with, any covenant or obligation required to be performed or complied with by Seller or MSCI, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

8.5                               NO INJUNCTION

No preliminary or permanent Order that would prohibit the consummation of any of the Contemplated Transactions shall be in effect, and there shall be no Proceeding brought (and still pending) by (i) any Governmental Body that is reasonably likely to (a) prohibit or render unlawful the consummation of the Contemplated Transactions or (b) materially limit or materially and adversely affect Buyer’s, Parent’s or ITG Software’s ownership or control of the Joint Venture or (ii) any other Person relating to the Contemplated Transactions that is reasonably likely to (a) prohibit or render unlawful the consummation of the Contemplated Transactions, taken as a whole, or (b) have a material adverse effect on the business, operations, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

9.                                      CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to sell the Seller JV Interests and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

9.1                               ACCURACY OF REPRESENTATIONS

All of Buyer’s, Parent’s and ITG Software’s representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date (except that those representations and warranties which address matters only of a particular date need only be accurate in all material respects as of such date).

9.2                               BUYER’S PERFORMANCE

(a)           All of the covenants and obligations that Buyer, Parent or ITG Software is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(b)           Buyer, Parent and ITG Software must have delivered each of the documents required to be delivered by Buyer, Parent and ITG Software pursuant to Section 2.4(b), (c) and (d) and Buyer shall have available the Closing Purchase Price at the Closing.

9.3                               CONSENTS

The waiting period under the HSR Act shall have expired or been terminated and Parent and its subsidiaries shall have received any required Consents of the SEC and the NASD with respect to a reduction of net capital resulting from the Contemplated Transactions under the Exchange Act.

9.4                               ADDITIONAL DOCUMENTS

Buyer, Parent and ITG Software must have delivered to MSCI such other documents as MSCI may reasonably request for the purpose of (i) evidencing the accuracy of any of Buyer’s, Parent’s and ITG Software’s representations and warranties, (ii) evidencing the satisfaction of any condition referred to in this Section 9, or (iii) otherwise facilitating the consummation of any of the Contemplated Transactions.

9.5                               NO INJUNCTION

No preliminary or permanent Order that would prohibit the consummation of any of the Contemplated Transactions shall be in effect, and there shall be no Proceeding brought (and still pending) by (i) any Governmental Body that is reasonably likely to prohibit or render unlawful the consummation of the Contemplated Transactions or (ii) any other Person relating to the Contemplated Transactions that is reasonably likely to prohibit or render unlawful the consummation of the Contemplated Transactions, taken as a whole.

10.                               TERMINATION

10.1                        TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)           by either Buyer or Seller if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured within thirty (30) days after written notice thereof is given to the party that has committed such Breach by the other party;

(b)           (i) by Buyer if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c)           by mutual consent of Buyer and Seller; or

(d)           by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) on or before March 31, 2005, or such later date as the parties may agree upon.

10.2                        EFFECT OF TERMINATION

Each party’s right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1, 12.3 through 12.6, 12.8 and 12.13 will survive;  provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

11.                               INDEMNIFICATION; REMEDIES

11.1                        SURVIVAL

The indemnification provided for in Sections 11.2(a), 11.2(d), 11.3(a) and 11.3(d) below will survive until the first anniversary of the Closing Date.  The indemnification provided for in Sections 11.2(b), 11.2(c), 11.3(b) and 11.3(c) will survive the Closing Date indefinitely.

11.2                        INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND MSCI

Seller and MSCI will, jointly and severally, indemnify and hold harmless Parent, Buyer and their Affiliates (collectively, the “Buyer Indemnified Persons”) for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”) arising, directly or indirectly, from or in connection with:

(a)           any Breach of any representation or warranty made by Seller or MSCI in this Agreement or any certificate or other document delivered by Seller or MSCI pursuant to this Agreement;

(b)           any Breach by Seller or MSCI of any covenant or obligation of Seller or MSCI in this Agreement;

(c)           any Breach by Seller of any provision of the JV Agreement prior to Closing; and

(d)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such

Person with Seller or MSCI (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

11.3                        INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER, PARENT AND ITG SOFTWARE

Buyer, Parent and ITG Software will, jointly and severally, indemnify and hold harmless Seller, MSCI and their Affiliates (the “Seller Indemnified Persons”) for, and will pay to the Seller Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

(a)           any Breach of any representation or warranty made by Buyer, Parent or ITG Software in this Agreement or in any certificate or other document delivered by Buyer pursuant to this Agreement;

(b)           any Breach by Buyer, Parent or ITG Software of any covenant or obligation of Buyer, Parent or ITG Software in this Agreement;

(c)           the operation or conduct of the Business prior to and after Closing (except to the extent indemnifiable by Seller or MSCI pursuant to Section 11.2); and

(d)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer, Parent or ITG Software (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

11.4                        PROCEDURE FOR INDEMNIFICATION

(a)           Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party’s failure to give such notice.

(b)           If any Proceeding referred to in Section 11.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be appropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.  If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of applicable Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within twenty (20) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party with the consent of the indemnifying party (which may not be unreasonably withheld).

(c)           Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

11.5                        LIMITATIONS ON INDEMNIFICATION

Notwithstanding anything in this Agreement to the contrary, the aggregate liability of Seller and MSCI, on the one hand, and Parent, Buyer and ITG Software, on the other hand, pursuant to this Article 11 shall not, in each case, exceed the Closing Purchase Price.  Each of Parent, Buyer and ITG Software further acknowledge and agree that, should Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, any certificate or other document delivered pursuant to this Agreement, the Business and the Contemplated Transactions shall be pursuant to the indemnification provisions set forth in this Article 11.  Each of MSCI and Seller further acknowledge and agree that, should Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement (other than pursuant to Section 3 hereof and Section 7.6), any certificate or other document delivered pursuant to this Agreement, the Business and the Contemplated Transactions shall be pursuant to the indemnification provisions set forth in this Article 11.

12.                               GENERAL PROVISIONS

12.1                        EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of such party’s agents, representatives, counsel, and accountants.  Parent will pay one-half and MSCI will pay one-half of the HSR Act filing fee and Parent will pay any fees and expenses in connection with any filings with the SEC and NASD referred to in Section 5.2(c).  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

12.2                        PUBLIC ANNOUNCEMENTS

On the date of this Agreement, any party hereto or any of its Affiliates may release the press release or releases (each an “Initial Press Release”) relating to the Contemplated Transactions which have previously been agreed upon by Parent and MSCI and the information contained therein may be included in any subsequent press release relating to the Contemplated Transactions to be issued by any party hereto.  Unless consented to by each other party hereto in advance or required by applicable Legal Requirements, prior to the Closing, no party hereto shall, and they shall cause their respective Affiliates not to, make any public announcement which would contain material information contrary to the Initial Press Release.  Prior to the Closing Date, Parent and MSCI shall agree on a press release or releases in mutually acceptable form to be issued in connection with the Closing by any of the parties hereto or any of their Affiliates and shall act reasonably to coordinate the timing of the announcement of the Closing pursuant thereto.

12.3                        CONFIDENTIALITY

All information exchanged between the parties hereto in connection with the transactions contemplated by this Agreement shall be subject to the Mutual Nondisclosure Agreement.

12.4                        NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

MSCI or Seller:	c/o Morgan Stanley Capital International, Inc.
88 Pine Street, Second Floor
New York, New York 10005
Attention: Frederick W. Bogdan
Facsimile No.: 212-804-2906

with a copy to:	Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: John A. Bick
Facsimile No.: 212-450-3350

Parent, Buyer or ITG Software:	c/o Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017
Attention: General Counsel
Facsimile No.: (212) 444-6494

with a copy to:	Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention: Daniel J. Zubkoff
Facsimile No.: (212) 269-5420

12.5                        JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

12.6                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.6.

12.7                        FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.8                        WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.9                        ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Term Sheet dated December 3, 2004) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.10                 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

No party hereto may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign all of its rights and obligations under this Agreement to any wholly owned Subsidiary of Parent provided that, in such case, Parent shall be liable for the obligations of any such assignee under this Agreement (including such assignee’s obligations under Section 2.2).  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.11                 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12                 SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.13                 GOVERNING LAW

This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

12.14                 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

MORGAN STANLEY CAPITAL
INTERNATIONAL INC.

By:	/s/ Henry Fernandez
	Name:	Henry Fernandez
	Title:	President and CEO

BARRA POSIT INC.

By:	/s/ Henry Fernandez
	Name:	Henry Fernandez
	Title:	CEO

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Raymond L. Killian, Jr.
	Name:	Raymond L. Killian, Jr.
	Title:	CEO

ITG CAPITAL, INC.

By:	/s/ Raymond L. Killian, Jr.
	Name:	Raymond L. Killian, Jr.
	Title:	CEO

ITG SOFTWARE SOLUTIONS, INC.

By:	/s/ P. Mats Goebels
	Name:	P. Mats Goebels
	Title:	SVP